                                                                   Exhibit 10.19

                              Consulting Agreement

THIS AGREEMENT made as of September 1, 2002 between Veitia and Associates, Inc., of 220 Central Parkway, Suite 2060, Altamonte Springs, Florida 32701 (the "Consultant") and International Assets Holding Corporation, of 220 Central Parkway, Suite 2060, Altamonte Springs, Florida 32701 (the "Principal").

IN CONSIDERATION OF the mutual covenants, terms and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Services. The Consultant shall, during the Term (as defined below) provide services in the following areas (the "Services") to the Principal, at such times as the Principal may reasonably request: administration, sales and marketing, public relations and other matters requested by the Principal.

2. Compensation. The Principal shall pay to the Consultant the sum of $1,000 for each day of providing Services under this Agreement whether at the Principal's premises or elsewhere, or a proportionate share thereof for any period less than a day; provided, however, the amount payable by the Principal to the Consultant pursuant to this Agreement shall not exceed the sum of $140,000 in any twelve month period during the Term. For the purposes hereof, a day shall have eight (8) working hours. The Principal shall reimburse the Consultant for all reasonable expenses up to $60,000 per annum and any other authorized in advance by the Principal and incurred in connection with this Agreement.

     The Consultant shall submit monthly invoices to the Principal for its compensation and related expenses during the preceding month. The Principal shall pay to the Consultant such invoices within thirty (30) days after receipt of the invoice accompanied by vouchers or receipts evidencing such expenses. The Consultant shall maintain complete and accurate accounting records, in a form in accordance with sound accounting practices, to substantiate its invoices hereunder. Such records shall include payroll records, job cards, attendance cards and job summaries. The Consultant shall retain such records for one year from the date of final payment under this Agreement. The Principal shall have access to such records for purposes of credit during normal business hours during the Term and during the period in which the Consultant is required to maintain such records as herein provided.

3. Term. This Agreement shall commence on September 1, 2002 and shall remain in effect until August 31, 2005 (the "Term"), provided that the parties may, in writing, agree to extend the Term. Notwithstanding the foregoing, this Agreement may be terminated at any time at the option of one party, upon the failure of the other party to comply with the covenants, terms and agreements of this Agreement and upon notice of such failure to such other party.

     Upon any termination of this Agreement, the Consultant shall deliver to the Principal all written or descriptive matter which has been developed, maintained or copied by the Consultant in furtherance of this Agreement, or which may contain Confidential Information (as defined below), including, but not limited to drawings, files, lists, plans, blueprints, papers, documents, tapes or any other such media. The Consultant shall secure all such written or descriptive matter in locked files at all times to prevent their loss or unauthorized disclosure, and to segregate Confidential Information at all times from the material of others. In the event of loss or destruction of any such written or descriptive matter, the Consultant shall promptly notify the Principal of the particulars of the same in writing.

4.   Confidential Information.

     (a) For the purposes of this Agreement, the term "Confidential Information" means all information disclosed to, or acquired by, the Consultant, its employees or agents in connection with, and during the term of this Agreement which relates to the Principal's past, present and future research, developments, systems, operations and business activities, including, without limiting the generality of the foregoing:

          (i) all items and documents prepared for, or submitted to, the Principal in connection with this Agreement, and

          (ii) all information specifically designated by the Principal as confidential;

          (iii) but shall not include any information which was known to the Consultant, its employees or agents prior to the date hereof, or which was publicly disclosed otherwise than by breach of this Agreement.

     (b) The Consultant acknowledges that pursuant to the performance of its obligations under this Agreement, it may acquire Confidential Information. The Consultant covenants and agrees, during the Term and following any termination of this Agreement, to hold and maintain all Confidential Information in trust and confidence for the Principal and not to use Confidential Information other than for the benefit of the Principal. Except as authorized in writing by the Principal, the Consultant covenants and agrees not to disclose any Confidential Information, by publication or otherwise, to any person other than those persons whose services are contemplated for the purposes of carrying out this Agreement, provided that such persons agree in writing to be bound by, and comply with the provisions of this paragraph. The Consultant shall obtain similar covenants and agreements to those contained in this paragraph for the benefit of the Principal from each of its employees or agents who are, or may be, exposed to Confidential Information.

5. Termination Provisions.

     (a)  Termination

          (i)  The Consultant's services hereunder shall automatically terminate
               (A) upon the death or Disability (as hereinafter defined) of Diego J. Veitia; (B) upon written notice by the Principal for "Cause" (as hereinafter defined); or (C) upon 30 days written notice by either party.

          (ii) For purposes of this Agreement, "Disability" shall mean that Diego J. Veitia is unable to perform his duties hereunder on behalf of the Consultant for three consecutive months after reasonable accommodation by the Principal.

         (iii) For purposes of this Agreement, the Principal shall have "Cause" to terminate the Consultant's services hereunder upon (A) the willful failure by the Consultant to substantially perform the Consultant's duties (other than any such failure resulting by the Disability of Diego J. Veitia) and continuance of such failure for more than 30 days after the Principal notifies the Consultant in writing of the failure to perform; (B) the engaging by the Consultant in willful misconduct which is injurious to the Principal; or (C) a finding by the National Association of Securities Dealers, Inc. (the "NASD"), another self-regulatory body of competent jurisdiction (the "SRO"), or U.S. Securities and Exchange Commission (the "SEC") that the Consultant violated its rules or regulations, and such finding or penalty therefor restricts the Consultant's ability to perform its obligations under this Agreement. Notwithstanding the foregoing, the Consultant shall not be deemed to have violated rules or regulations of the NASD, an SRO, or the SEC, if a finding or penalty imposed is based upon a finding that the Consultant did not adequately supervise an employee, but was not otherwise a party to the acts constituting the misconduct by such other person. Further, the Consultant shall not be deemed to have been terminated for Cause unless and until there has been delivered to the Consultant notice that a resolution has been duly adopted by the Board which finds that the Principal has "Cause" to terminate the Consultant as contemplated in Section 5(a), provided, that the Consultant is terminated for Cause upon the revocation of any license required under applicable law for the conduct of the business of the Principal by the Consultant.

     (b) Compensation Upon Termination. If either (i) the Principal shall terminate the employment of the Consultant for Cause pursuant to the provisions of Section 5(a) hereof, or (ii) the Consultant shall terminate its services (other than as a result of the violation of this Agreement by the Principal), then the Principal shall pay the Consultant 100% of the compensation set forth in Section 2 hereof for 30 days following the date of termination of this Agreement. If the Principal shall terminate the employment of the Consultant without Cause or the Consultant resigns as a result of a breach by the Principal of its obligations to the Consultant, whether set forth herein or otherwise, then the Principal shall pay the Consultant 100% of the maximum compensation set forth in Section 2 hereof for the remainder of the Term.

6. Rights in Data.

     (a) All of the items prepared for or submitted to the Principal under this Agreement (the "Items") shall belong exclusively to the Principal. The Consultant hereby assigns to the Principal the ownership of copyright in the Items and the Principal shall have the right to obtain and hold, in its own name, copyrights, registrations and similar protection which may be available in the Items. The Consultant shall give the Principal or its designees all assistance reasonably required to perfect such rights.

     (b) To the extent that any pre-existing materials are contained in the Items, the Consultant grants to the Principal an irrevocable, non-exclusive, worldwide, royalty-free license to (i) use, execute, reproduce, display, perform, distribute (internally or externally) copies of, and prepare derivative works based upon the Items and (ii) authorize others to do any, some or all of the foregoing.

     (c) The Consultant shall have the right to publish any information resulting from its performance under this Agreement in a manner which preserves the Principal's copyright in the Items, after obtaining the Principal's prior written approval, which approval shall not be unreasonably withheld; provided that any such approval may be conditional upon reasonable alterations or deletions to ensure that Confidential Information is not published. The Consultant agrees to delay publication of any invention which the Principal has decided to, or is in the process of deciding to, seek patent protection for a period not to exceed six (6) months from the date that such material is disclosed to the Principal for approval.

     (d) No license or right is granted to the Consultant either expressly or by implication, estoppel or otherwise, to publish, reproduce, prepare derivative works based upon, distribute copies of, publicly display, or perform, any of the Items, except pre-existing materials of the Consultant, either during the Term or after termination of this Agreement.

7. Warranties. The Consultant represents and warrants as follows:

     (a) That it is under no obligation or restriction, nor will it assume any such obligation or restriction, which would in any way interfere or be inconsistent with, or present a conflict of interest concerning the services to be furnished by it under this Agreement.

     (b) That all items delivered to the Principal pursuant to this Agreement are original and that no portion of such items, or their use or distribution, violates or is protected by any copyright or similar right of any third party.

     (c) That any information disclosed by the Consultant to the Principal is not confidential and/or proprietary to the Consultant and/or any third party.

8. Trade Marks and Trade Names. Notwithstanding any other provision of this Agreement, the Consultant shall have no right to use the Trade Marks or Trade Names of the Principal or to refer to this Agreement or the Services, directly or indirectly, in connection with any product, service, promotion or publication without the prior written approval of the Principal.

9. Notices. All notices, requests, demands or other communications required by this Agreement or desired to be given or made by either of the parties to the other hereto shall be given or made by personal delivery or by mailing the same in a sealed envelope, postage prepaid, registered mail, return receipt requested, and addressed to the parties at their respective addresses set forth above or to such other address as may, from time to time, be designated by notice given in the manner provided in this paragraph. Any notice or communication mailed as aforesaid shall be deemed to have been given and received on the third business day next following the date of its mailing. Any notice or writing delivered to a party hereto shall be deemed to have it been given and received on the day it is delivered, provided that if such day is not a business day, then the notice or communication shall be deemed to have been given and received on the business day next following such date.

10. Compliance With Laws. The Consultant agrees that it will comply with all applicable laws, ordinances, regulations and codes in the performance of its obligations under this Agreement, including the procurement of permits and certificates where required. The Consultant further agrees to hold harmless and indemnify the Principal against any loss or damage to include reasonable solicitor's fees that may be sustained by reason of the failure of the Consultant or its employees, agents or subcontractors to comply with such laws, ordinances, regulations and codes.

11. Entire Agreement. This Agreement sets forth the entire Agreement between the parties hereto in connection with the subject matter hereof. No alteration, amendment or qualification of this Agreement shall be valid unless it is in writing and is executed by both of the parties hereto.

12. Severability. If any paragraph of this Agreement or any portion thereof is determined to be unenforceable or invalid by the decision of any court by competent jurisdiction, which determination is not appealed or appealable, for any reason whatsoever, such unenforceability or invalidity shall not invalidate the whole Agreement, but the Agreement shall be construed as if it did not contain the particular provision held to be invalid and the rights and obligations of the parties shall be construed and enforced accordingly.

13. Further Assurances. The parties hereto covenant and agree that each shall and will, upon reasonable request of the other, make, do, execute or cause to be made, done or executed, all such further and other lawful acts, deeds, things, devices and assurances whatsoever for the better or more perfect and absolute performance of the terms and conditions of the this Agreement.

14. Successors and Assigns. The Consultant shall not assign this Agreement or any interest herein or subcontract the performance of any Services without the prior written consent of the Principal. This Agreement may be assigned by the Principal without the Consultant's consent and the Assignee shall have the rights and obligations of the Principal. This Agreement shall enure to the benefit of and be binding on the heirs, executors, administrators, successors and permitted assigns of the parties hereto.

15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

16. Relationship. The Consultant shall perform the Services as an independent contractor. Nothing contained in this Agreement shall be deemed to create any association, partnership, joint venture, or relationship of principal and agent or employer and employee between the parties hereto or to provide either party with the right, power or authority, whether express or implied, to create any such duty or obligation on behalf of the other party. The Consultant also agrees that it will not hold itself out as an affiliate of or partner, joint venturer, co-principal or co-employer with the Principal, by reason of the Agreement and that the Consultant will not knowingly permit any of its employees, agents or representatives to hold themselves out as, or claim to be, officers or employees of the Principal by reason of the Agreement. In the event that the Principal is adjudicated to be a partner, joint venturer, co-principal or co-employer of or with the Consultant, the C888onsultant shall indemnify and hold harmless the Principal from and against any and all claims for loss, liability or damages arising therefrom.

17. Construction. In this Agreement, except as otherwise expressly provided , all words and personal pronouns relating thereto shall be read and construed as the number and gender of the party or parties referred to in each case require and the verb shall be read and construed as agreeing with the required word and pronoun.

18. Headings. The division of this Agreement into paragraphs and the use of headings is for convenience of reference only and shall not modify or affect the interpretation or construction of this Agreement or any of its provisions.

         IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

                                        Veitia and Associates, Inc.
                                        By:/s/ Diego J. Veitia
                                        Title:CEO

                                        International Assets Holding Corporation

                                        By:/s/ Edward Cofrancesco
                                        Title:COO